Exhibit 4

SECOND AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CROSSTEX ENERGY, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Crosstex Energy, L.P. pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

FIRST:  The name of the limited partnership is Crosstex Energy, L.P.

SECOND:  Article I of the Certificate of Limited Partnership shall be amended to read as follows:

I.             The name of the limited partnership is EnLink Midstream Partners, LP.

THIRD:  Article III of the Certificate of Limited Partnership shall be amended to read as follows:

III.          The name and mailing address of the general partner are as follows:

Name	Mailing Address

EnLink Midstream GP, LLC	2501 Cedar Springs Rd., Suite 100
Dallas, TX 75201

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to the Certificate of Limited Partnership as of this 7th day of March, 2014.

GENERAL PARTNER:

ENLINK MIDSTREAM GP, LLC

By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer